SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549

                                Form 8-K

                             CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported) June 11, 1996

                          Commerce Group Corp.
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          (Exact name of registrant as specified in its charter)

      Delaware                      1-7375                   39-605862
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(State or other jurisdiction  (Commission File Number)   (IRS Employer
          of incorporation)                        Identification No.)


       6001 North 91st Street, Milwaukee, Wisconsin  53225-1795
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    (Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code:    (414) 462-5310
                                               fax:    (414) 462-5312

Item 5.  Other Events Material Disclosure

On June 11, 1996, the Registrant/Company accepted a letter of intent with National Securities Corporation of Seattle, Washington, to act as the exclusive placement agent (the "Placement Agent") in connection with the proposed placement of debentures of Commerce Group Corp. (the "Company") in the aggregate principal amount of $20,000,000 (the "Debentures") and 1,500,000 warrants (the "Warrants"), secured by gold ore reserves of equal value. The Debentures and the Warrants shall hereinafter be referred to collectively as the "Securities." The Securities will only be offered to "accredited investors" pursuant to Regulation D of the General Rules and Regulations under the Securities Act of 1933, as amended. The Debentures will mature 5 years after issuance and shall have an interest rate of 12% per annum payable annually in arrears.

The Warrants issued to Debenture holders may be exercised to purchase 1,500,000 of its common shares at a price equal to 110% of the closing bid price of the common stock one day prior to the closing date of the private placement, but not less than $3.00 a share. The "closing date" is the date the first proceeds of the private placement contemplated hereby are distributed to the Company in exchange for the Company's Securities. Each Warrant shall be exercisable for a period of 60 months commencing upon the date of issuance.

Commencing 18 months after issuance, the Debentures are redeemable (at face value plus accrued interest) by the Company, at its option, in whole and not in part, provided that the average closing bid price of the Company's Common Stock equals or exceeds 150% of the closing bid price of the Common Stock one day prior to the closing date of the private placement for any 20 trading days within a period of 30 consecutive trading days ending on the fifth trading day prior to the date of the notice of redemption to the Debenture holders. The "closing date" is the date the first proceeds of the private placement contemplated hereby are distributed to the Company in exchange for the Company's Securities.

The proceeds of the private placement contemplated hereby shall be held in escrow until $5,000,000 shall have been received in which event such proceeds, less the Placement Agent's commission and non-accountable expense allowance as hereinafter referred to shall be paid to the Company against delivery of the proportional amount of Securities. In the event that less than $5,000,000 is received during the Offering Period (as defined herein) (and any extensions thereof) such amount shall be returned to the subscribers without interest or deduction. The Placement Agent acting as placement agent in connection with the proposed private placement shall be subject to the following general terms and qualifications.

It is contemplated that the Placement Agent shall enter into a placement agreement (the "Placement Agreement") with the Company in form and substance satisfactory to counsel for the Placement Agent and the Company within 45 days of the date of this letter, which period may be mutually extended by the parties. The parties acknowledge that if the Placement Agent is unable to close the financing contemplated by this placement agreement within seven months from the date of this letter, the Company, may at its option, terminate this agreement, provided that for a period of one year from the date hereof, should the Company sell any Securities to persons introduced to it by the Placement Agent, the Placement Agent will be entitled to payment of the commission provided for herein on such sales.

The Placement Agreement will provide that the Placement Agent shall act as exclusive placement agent for the Company in connection with the offer and sale of the Securities on a best efforts basis and that the Placement Agent shall receive a commission equaling eight percent (8%) of the purchase price of the Securities sold, except for those Securities which are not placed by the Placement Agent (and where consequently, no commission will be paid to the Placement Agent). This exception will not apply to Commonwealth Development Corporation (CDC), where the Placement Agent's compensation shall be as is set forth below. The Placement Agreement, which shall be entered into upon completion of and delivery to the Placement Agent of final offering material, shall provide for an offering period (the "Offering Period") of up to sixty (60) days which may be extended by agreement between the Company and the Placement Agent for an additional period of up to thirty (30) days.

It shall be the Company's obligation, whether or not the offering is consummated, to bear all expenses in connection with the proposed offering, including (by way of example), but not limited to the following: filing fees, printing costs, postage and mailing expenses with respect to the transmission of offering material, meals with potential investors, Company counsel and accounting fees, issue and transfer taxes, if any, Blue Sky counsel fees and expenses. It is agreed that the Placement Agent's counsel shall perform the required Blue Sky legal services. In this connection, Blue Sky applications shall be made in such states and jurisdictions as shall be requested by the Placement Agent provided that such states and jurisdictions do not require the Company to qualify as a foreign corporation or to file a general consent to service of process. Blue Sky counsel fees will not exceed the aggregate sum of $15,000.00. With the exception of these Blue Sky counsel fees and expenses, the Placement Agent will bear its own expenses, including travel and experts.

In addition to the compensation paid, the Company agrees to pay the Placement Agent a non-accountable expense allowance equal to 2% of the gross proceeds of the private placement, payable upon the closing(s) of the private placement contemplated hereby, $50,000 of which will be paid by the transfer of 15,000 shares of the Company's stock upon execution and delivery of this letter.

The Company shall issue and sell, at the closing of the private placement, to the Placement Agent and/or its designees, five (5) year warrants to purchase 500,000 shares of Common Stock of the Company (the "Warrants") if the aggregate principal amount of $20,000,000 of the Securities has been sold, or such lesser proportionate number of shares if less than the aggregate principal amount of $20,000,000 has been sold. The Warrants shall be exercisable at any time during a period of four (4) years commencing at the beginning of the second year after their issuance and sale at a price equaling 110% of the closing bid price of the Common Stock one day prior to closing of the private placement, but not less than $3 per share. The Company agrees that, for a period of seven (7) years from the date of the closing of the private placement (the "Closing"), if the Company intends to file a Registration Statement or Statements for the public sale of securities for cash (other than a Form S-8, S-4 or comparable Registration Statement), it will notify all of the registered holders of the Warrants and/or underlying securities and if so requested it will include therein material to permit a public offering of the securities underlying said Warrants at the expense of the Company (excluding fees and expenses of such requesting holder's counsel and any underwriting or selling commissions). In addition, for a period of five (5) years from such date, upon the written demand of holder(s) representing a majority of the Warrants, the Company agrees, on one occasion, after reasonable notice and on a best efforts basis, to register the underlying securities at the expense of the Company (excluding fees and expenses of the holder's counsel and any underwriting or selling commissions). In addition, for a period of five (5) years from such date, upon the written demand of any holder, the Company agrees, on one occasion, to register the underlying securities at the expense of such holder (inclusive of the Company's legal, accounting, and underwriting fees).

As long as the Placement Agent is proceeding in good faith, the Company covenants and agrees not to negotiate with any other placement agent or other person relating to a possible private placement of securities to obtain funding pending the completion of the private placement contemplated herein. Notwithstanding the foregoing:

The Company and the Placement Agent acknowledge that the Company has had discussions with third parties who are contemplating loans to the Company and/or investment in the Company and/or the Company's assets. If the Placement Agent obtains bridge financing for the Company on mutually acceptable terms, the Company will forebear discussions with such third parties for one year from the date of this letter of intent.

The Company may, in its sole discretion, enter into any transaction(s) of its choosing to obtain up to $5 million in financing outside of this private placement agreement, without compensation to the Placement Agent. This financing is intended to supplement (and not reduce) the total $20,000,000 contemplated hereunder with the proposed placement of debentures.

In addition, the Company and the Placement Agent acknowledge that the Company, through its own efforts, is engaged in discussions with Commonwealth Development Corporation (CDC) regarding financing 35% to 40% of the project costs outside of this private placement agreement, without compensation to the Placement Agent. This financing is intended to supplement (and not reduce) the total $20,000,000 contemplated hereunder with the proposed placement of debentures. If, however, CDC elects to purchase some of the $20,000,000 in debentures to be offered under this Placement Agreement, the Placement Agent will be entitled to its commission on the sale.

If, as a result of an introduction made by the Placement Agent, the Company enters into an agreement to sell or merge the Company, any significant subsidiary or any significant assets thereof (hereinafter, a "Transaction") during the period from the date hereof until the earlier to occur of (i) the closing of the proposed placement and (ii) one year from the date of this letter of intent, the Company shall pay the Placement Agent all of its actual out-of-pocket expenses, including but not limited to legal fees (on an accountable basis), provided that the $50,000 advance referred to herein shall be first offset against such expenses. In addition, the Company shall pay the Placement Agent one percent (1%) of the "Legal Consideration" (as defined herein) of the Transaction. All amounts payable pursuant to this paragraph are due and payable to the Placement Agent, in cash or by certified check, at the closings or closings of any Transaction; provided that such closing or closings occur within 9 months of the date of the agreement entering into such Transaction. In addition, the Company shall remain liable for all Blue Sky counsel fees and expenses and Blue Sky filing fees, subject to the limitations herein.

For purposes of this Agreement, "Legal Consideration" is defined as the total value of all property (real or personal), cash, securities, or other benefits received, or receivable by the Company or its officers, directors or shareholders, including without limitation, the aggregate of all amounts payable pursuant to any warrants, options, stock appreciation rights, convertible or straight securities, stock purchase rights, whether or not vested. Property shall be valued at the fair market value thereof as agreed to by the parties hereto or if the parties are unable to agree, as determined by a mutually acceptable independent appraiser, the cost of which shall be borne equally by the parties. Securities which are publicly traded shall be valued at the closing price of such securities as reported on a national exchange or the Nasdaq National Market if so listed or quoted, or if not so listed or quoted, the average of the closing bid prices, as reported by Nasdaq, in either event for the last day prior to the closing date of such Transaction; if the securities are not so listed or quoted, the securities shall be valued in the same manner as property described above. All debt instruments or evidences thereof shall be valued at the aggregate amount payable thereunder, whether such payments are absolute or contingent, and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

Item 7.  Financial Statements and Exhibits

The exhibit numbers in the following list correspond to the numbers assigned to such exhibits in Item 601 of Regulation S-K.

Exhibit No.              Description of Exhibit             Page

   1         Letter of Intent to Enter into a Private         7
             Placement Agreement dated June 3, 1996,
             received June 10, 1996 and accepted on
             June 11, 1996

  99         News Release dated June 11, 1996                14




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              COMMERCE GROUP CORP.
                              (Registrant)

Date:  June 11, 1996          ___________________________________
                              By:  Edward L. Machulak, President